EXHIBIT 1.01

CONFLICT MINERALS REPORT

MICROCHIP TECHNOLOGY INCORPORATED
In Accord with Rule 13p-1 Under the Securities Exchange Act of 1934

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1"). Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank"). Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain conflict minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as gold, and cassiterite, columbite-tantalite, and wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten.
If a registrant has reason to believe that any conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of conflict minerals or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the conflict minerals. The registrant must annually submit a Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. This report is Microchip Technology Incorporated's CMR for the reporting calendar year ended December 31, 2016.
This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit ("IPSA").

1.    COMPANY OVERVIEW
MICROCHIP TECHNOLOGY INCORPORATED develops, manufactures, contracts to manufacture and sells specialized semiconductor products used by its customers in a wide variety of embedded control applications. Microchip Technology Incorporated was incorporated in Delaware in 1989. In this CMR, "we," "us," and "our" each refer to Microchip Technology Incorporated and its subsidiaries ("Microchip"). Our executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200.

Our Internet address is www.microchip.com. This CMR will be posted on our website with our other SEC filings under About Us/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC. All of our SEC filings available on our website are free of charge. The information on our website is not incorporated into this CMR.
Notice of Acquisition of Atmel Corporation
Microchip Technology acquired Atmel Corporation (“Atmel”) on April 4, 2016. As noted in Microchip’s 2016 Form SD for Conflict Minerals with attached Conflict Minerals Report, a joint RCOI began in June 2016 and produced one, integrated, smelter set each for integrated circuits and other products on which smelter sourcing due diligence was conducted using Microchip’s rigorous due diligence process. Going forward, Atmel’s products are included in our May 2017 Form SD for Conflict Minerals with attached CMR and will be included in our 2017 and future RCOIs for integrated circuits and other products and subsequent due diligence on the reported smelter sets.

1.1    Microchip Products
Our product portfolio is comprised of general purpose and specialized 8-bit, 16-bit, and 32-bit PIC® microcontrollers and 16-bit dsPIC® digital signal controllers, most of which feature on-board Flash (reprogrammable) memory technology. In addition, we design, manufacture, contract to manufacture, and sell a broad spectrum of high-performance linear, mixed-signal, power management, thermal management, RF, safety and security, and interface devices, as well as serial EEPROMs, Serial Flash memories and Parallel Flash memories and serial SRAM memories. We also license Flash-IP solutions that are incorporated in a broad range of products. Our synergistic product portfolio targets thousands of applications worldwide and a growing demand for high-performance designs in the automotive, communications, computing, consumer and industrial control markets.
Microchip’s acquisition of Atmel Corporation in 2016 included a portfolio of high reliability integrated circuits that are subject to United States, French, and European Union export control regulations.  Due to the abbreviated timeframe of the acquisition and the sensitivity of exchanging information concerning this new class of products, Microchip was not able to conduct a full RCOI for this specialized portfolio of integrated circuits over the course of this year, which represents a gap in our process. As our acquisition continues to progress, Microchip intends to develop strategies to mitigate the risk of this gap.

Our strategic focus is on embedded control solutions, including:

1.	Microcontrollers

2.	Analog, interface and mixed signal products

3.	Memory products

4.	RF modules and touch screen controller boards

5.	System-in-Package (“SiP”) hybrid modules

6.	Development tools

7.	Technology licensing
A more detailed discussion of our product categories and the products relating to each category for calendar year 2016 are contained in our Annual Reports for fiscal year 2016 (filed on May 25, 2016) and fiscal year 2017 (filed on May 30, 2017).
Microchip product Categories 1, 2, 3, 4, and 5 above are components incorporated into customers’ products. Category 6 is research and application development tools used by customers' design engineers to design and test products. Category 7, technology licensing, is not a physical product. Conflict minerals are not relevant to Category 7. All references to products hereafter include Microchip and all subsidiaries’ products in Categories 1-6 that were manufactured by Microchip or its subsidiaries, or contracted by Microchip or its subsidiaries to be manufactured, and within the scope of Rule 13p-1 ("Microchip products") unless specifically attributed to Microchip or a specific subsidiary (e.g. "Microchip Category A products" vs. "subsidiary Category A products").

For purposes of conflict minerals activities and reporting, we have categorized Microchip products as:

Conflict Minerals Disclosure Category	Conflict Minerals Product Description	Annual Report Product Description
A
Integrated circuits including touch screen controller ICs (e.g. PIC®Microcontrollers, dsPIC® Digital Signal Controllers, touch and gesture sensing solutions, analog and interface, RF front end products, wireless audio, USB and wireless solutions, embedded security products, memory products, medical electronics, LED drivers, printer/EL drivers, printer/EL drivers, telecommunications, general industrial.)
		1, 2 and 3
B	RF modules and touch screen controller boards	4
C	System-in-Package (SiP) hybrid modules	5
D	R&D application development printed circuit boards and system kits	6

We conducted an analysis of Microchip products and found that small quantities of tin, tantalum, tungsten and/or gold ("3TG"), necessary to their functionality or production, are found in substantially all Microchip products (Categories A, B, C, and D).
1.2    Conflict Minerals Report
For all product categories, we have been unable to conclusively determine the origin of the 3TG that our products contain, or to conclusively determine to what extent they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. Our suppliers reported at broad levels, often at the company or large product family level. None of our suppliers identified which entities sourced Microchip products and none of our suppliers reported that all entities identified on their Conflict Free Sourcing Initiative Conflict Minerals Reporting Template ("CFSI CMRT") sourced Microchip products. This report describes our Reasonable Country of Origin Inquiry (“RCOI”) for context, the due diligence measures we took on the 3TG source and chain of custody, a description of the products manufactured or contracted to be manufactured for which we controlled the design and specified or approved the utilized materials, the results of our due diligence efforts, and expected risk assessment and mitigation steps.
1.3    Supply Chain
Microchip Products
It was only practicable to conduct and complete a RCOI of all (100%) of our suppliers for Category A products in the reporting period ended December 31, 2016. In calendar year 2016, Microchip began a new RCOI for Category B, Category C, and Category D products. Microchip focused on the highest volume, highest revenue products representing greater than 90% of Microchip revenue in fiscal year 2016, Category A, Integrated Circuits.
Microchip Technology acquired Supertex, Inc. in April 2014, Micrel, Inc. in August 2015, and Atmel Corporation in April 2016. All Category A products for these business acquisitions were included in the 2016 RCOI except as previously noted.
1.3.1    Category A – Integrated Circuits
Integrated circuits are manufactured and assembled by Microchip and contract manufacturers, and the first tier supply chain to Microchip is best illustrated by three categories: (1) raw material suppliers; (2) silicon foundries; and (3) assembly subcontractors. Raw material suppliers support Microchip's two primary manufacturing sites where Microchip manufactures integrated circuits on raw silicon and our backend assembly sites.

1.3.2	Categories B, C and D -- RF Modules, Touch Screen Controller Boards, SiP Hybrid Modules, and R&D Application Development Printed Circuit Boards and System Kits
RF modules, touch screen controller boards, SiP hybrid modules, and R&D application development tools are assembled by Microchip and contract manufactures. For Category B, Category C, and Category D products assembled by contract manufacturers, Microchip's design engineers specify the type and manufacturer of each discrete component – resistors, diodes, crystal oscillators, inductors, and capacitors are examples of discrete components mounted on Category B, Category C, and Category D substrates but are not manufactured by Microchip. The contract manufacturers order the components, bare printed circuit boards or substrates, where applicable, and materials used in these products from their lower tier suppliers. Microchip does not have visibility or expertise to know if 3TG is necessary for functionality or production of all of the materials, components, and peripheral equipment that make up the components on Category B, Category C, and Category D products. The contract manufacturers may not have that visibility either. Many suppliers to the contract manufacturers in turn have suppliers. Transparency through the supply chain is challenging and takes time. We refined our list of verified suppliers to 388 suppliers and more than 10,000 individual component part numbers. We found many different methods by which Microchip's internal product design groups produced bills of materials for the contract manufacturers to use. We recognized the presence of obvious, functional 3TG - tantalum in tantalum capacitors, gold on RF impedance-constrained circuit boards and certain connectors, tin used to mount components to circuit boards, as examples. However, understanding where or if other 3TG were present, and whether they were functional, was challenging. We expect our contract manufacturers to provide information on the origin of the 3TG contained in materials chosen and purchased directly by the contract manufacturers (e.g. tin solder and bare circuit boards). Microchip asked those same contract manufacturers to provide information on the origin of any 3TG contained in other materials, discrete components, and peripheral equipment that make up Category B, Category C, and Category D products, but that proved challenging for the contract manufacturers. In order to overcome this challenge Microchip diligently conducted outreach to its Category B, Category C, and Category D supply chains. In our RCOI starting in May 2016 and ending January 2017 for Category B, Category C, and Category D products we were able to achieve a response rate of greater than 66% from our suppliers overall. This response rate is lower than last year’s supplier response rate because, with the Atmel acquisition, we increased the number of known suppliers but we found that we did not have complete bills of materials for all Atmel’s modules and boards. Continued growth and influence of conflict minerals programs around the world, and Microchip’s diligent work during our annual RCOI will yield greater supply chain transparency over time. Microchip still has many of the same hurdles that we encountered in our 2013/2014 RCOI, but we are confident that in the future we will be able to obtain an increased response rate from our suppliers in our Category B, Category C, and Category D supply chains.
1.4    Conflict Minerals Policy
Microchip has adopted a conflict minerals policy. Our publicly available policy is on our company website at www.microchip.com. Our policy in effect on the date of this filing appears below in italics.
Microchip Technology Incorporated and all related affiliates (collectively, “Microchip”) join many others who are deeply concerned regarding the human tragedies occurring in the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) associated, in part, with the mining of columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold (“Conflict Minerals” or “3T&G”).

These minerals originate from various continents, but armed groups engaged in, or interfering with, mining operations within the Covered Countries are believed to subject workers and indigenous people to serious human rights abuses and are using proceeds from the sale of these Conflict Minerals to finance and sustain regional conflicts. Microchip supports responsible minerals sourcing within the Covered Countries to encourage viable and ethical revenue streams for the local communities. We recognize and support the need to develop programs which allow for improved transparency in 3T&G mining and transport of Conflict Minerals and improved traceability within the 3T&G supply chain.

Microchip, its executive management and its business groups, take corporate governance and business ethics seriously. Tantalum, tin, tungsten, and gold are used in electronics products, including products manufactured by Microchip.

Microchip is diligently working toward a goal of assuring our products are manufactured and are sourced from socially responsible supply chains. In pursuit of that goal Microchip is doing the following:

•
Participating as a member of the Conflict Free Sourcing Initiative (“CFSI”) that engages Smelters and Refiners (“SOR”) and conducts audits of the SOR against responsible minerals sourcing protocols. The CFSI maintains lists of SOR that have successfully completed responsible minerals sourcing audits (including audits by similar industry-specific trade organizations) or are actively participating with the CFSI or similar organization (“compliant” and “active” smelter lists, respectively), and the CFSI publishes the industry-standard Conflict Minerals Reporting Template for conducting a Reasonable Country of Origin Inquiry (“RCOI”).

•
Conducting annual RCOI and subsequent due diligence required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”). Microchip uses the Conflict Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) for our RCOI.

•	Retaining professional third-party smelter sourcing due diligence.

•	Presenting mineral sourcing risks to Microchip’s senior management.

•
Disallowing SOR into our integrated circuit supply chain that are not cooperating with, or that are no longer cooperating with, the CFSI’s Conflict Free Smelter Program or similar mineral sourcing audit programs.

•
Providing information to suppliers and expecting each to source materials from socially responsible supply chains and to accurately and comprehensively disclose their list of SOR, either at company level or specific to those materials incorporated into Microchip’s products. .

•	Publicly disclosing our conflict minerals policy, RCOI implementation procedures, and SOR sourcing due diligence.

•
As responsible minerals sourcing audit programs mature, and the pool of SOR recognized CFSI “compliant” increases and becomes more viable, we will expand our expectation that our suppliers source 3T&G from SOR that are recognized CFSI “compliant.” Today, Microchip’s integrated circuit supply chain contains only CFSI “compliant” (97.2%) and CFSI “active” (2.8%) SOR. Microchip engages “active” SOR encouraging timely completion of responsible minerals sourcing audits.

Include a conflict minerals flow-down clause in new and renewed supplier contracts and purchase terms and conditions.

2.    REASONABLE COUNTRY OF ORIGIN INQUIRY (RCOI)
The difference in product complexity and size of the respective supply chains of our different categories of products necessitated a different RCOI approach for the reporting year.
2.1    Category A Products
Beginning in June 2016, Microchip sent the CFSI CMRT with a set of educational and instructional documents, including a list of prohibited smelters, requesting completion of the CFSI CMRT to well-defined raw materials suppliers and its contract manufacturers for Category A products.
We reviewed the responses against criteria developed to determine valid responses and to identify candidates for subsequent inquiry ("Response Criteria"). For Microchip Category A inquiries, we received responses that we considered valid, including some requiring subsequent inquiry, from all first tier suppliers.

TABLE 1
Category A Products, Smelter Metrics - 173 Total Smelters

	Smelters recognized by the CFSI CFSP compliant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries	Smelters that use 100% scrap or recycled sources
Tantalum	32 of 32	0 of 32	17 of 32	3 of 32
Tin	56 of 56	0 of 56	2 of 56	7 of 56
Tungsten	22 of 22	0 of 22	2 of 22	0 of 22
Gold	63 of 63	0 of 63	5of 63	16 of 63

All smelters for Category A products known to source from the Covered Countries, or for which there is reason to believe may source from the Covered Countries, are recognized as compliant with CFSI Conflict Free Smelter Program’s (CFSP) responsible mineral sourcing protocols and, as such, are listed on the CFSI’s “compliant” smelter list.
2.2    Category B, Category C, and Category D Products
For Category B, Category C, and Category D products, Microchip started a RCOI in May 2016. Having previously identified and queried the printed circuit board manufacturers and the subcontract manufacturers’ unique materials, we successfully expanded our inquiry of discrete component manufacturers for all Categories and manufacturers of peripheral equipment included in our Category D application development kits.
By the end of the reporting year, for Microchip’s Category B, Category C, and Category D inquiries, we were able to successfully contact essentially 100% of valid first and second tier Category B, Category C, and Category D suppliers. Overall, -we received CMRTs from 66% of the supply chain that met Microchip’s acceptance criteria.

TABLE 2
Category B, Category C, and Category D Products, Smelter Metrics - 314 Total Smelters

	Smelters recognized by the CFSI CFSP compliant with their responsible minerals sourcing protocols	Smelters actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters not actively participating in sourcing audits by CFSI CFSP, TI-CMC, LBMA, or similar	Smelters known to source from the Covered Countries or for which there is reason to believe may source from the Covered Countries
Tantalum	44 of 47	0 of 47	20 of 47	5 of 47
Tin	65 of 82	8 of 82	2 of 82	8 of 82
Tungsten	40 of 46	0 of 46	4 of 46	0 of 46
Gold	93 of 139	7 of 139	11 of 139	36 of 139

All smelters for Category B, Category C, and Category D products known to source from the Covered Countries, or for which there is a reason to believe may source from the Covered Countries based on business relationships, are recognized as compliant with CFSI Conflict Free Smelter Program’s (CFSP) responsible minerals sourcing protocols and, as such, are listed on the CFSI’s “compliant” smelter list.
46 of the 314 reported smelters for Category B, Category C, and Category D products (15%) were found to be 100% scrap recyclers.
3.    DUE DILIGENCE PROCESS
3.1    Design of Due Diligence
We made a good faith effort in the reporting year to work within the framework of the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing ("OECD Guidance") and related Supplements for 3TG.

3.2    Management Systems
Microchip operates under a set of Guiding Values and a Code of Business Conduct & Ethics that forms the foundation of all management systems at Microchip. Continuing through the reporting year, Microchip expressed its concern and commitment regarding conflict minerals sourcing from the DRC and Covered Countries in a publicly available policy statement on conflict minerals as set forth in Section 1.4 above.
3.2.1     Internal Team
Continuing through the reporting year, Microchip's management system for conflict minerals included a team of corporate representatives from relevant functions, including corporate environmental services, product environmental, supply management, risk management, corporate social responsibility and legal. The team is sponsored by Microchip's CFO, and senior management was briefed about the results of due diligence efforts, including minerals sourcing risks.
The conflict minerals team is responsible for implementing the conflict minerals compliance strategy, including formalizing conflict minerals due diligence practices, developing supplier risk assessment criteria and responses to risk. The team is led by the Sr. Manager of Site Services and Risk Loss who acts as the conflict minerals program manager.
3.2.2    Control Systems
To encourage establishment of a system of controls and transparency over the mineral supply, we participate in the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative's (EICC-GeSI) Conflict Free Sourcing Initiative ("CFSI") to promote validation programs, increase our knowledge of smelters and refiners in the supply chain, understand the scope and process for audit and validation program plans for metal-specific trade organizations, gain insight into which smelters are known to source from the covered countries, and join discussions of emerging practical due diligence experiences.
During the reporting year Microchip engaged a third-party due diligence consultant experienced with smelter sourcing research and with a proven record of smelter engagement. The consultant reviewed sorted smelter data obtained from our 2016 RCOI for Category A products and raw, unsorted smelter data from our 2016 RCOI for Category B, Category C, and Category D products, and then prepared a technical file for each.
Mineral sourcing risk, including customer perception of sourcing risk, is presented to Microchip's senior management.

3.2.3    Supplier Engagement
Microchip's supplier engagement activities in the reporting year again focused primarily on Microchip Category A suppliers. During the reporting year we requested completion of the CFSI CMRT by raw material suppliers and contract manufacturers of Category A products using an educational request letter that included training materials developed by Microchip, a prohibited smelters list, and referral to training materials developed by and available through the CFSI. We reviewed responses against criteria developed to determine the number of valid responses ("Response Criteria") and we followed up for corrections and clarifications as needed. During the reporting year all reported smelters for Category A products were found to be listed in the CFSI “compliant” smelter lists. Over the course of the year and extending into early 2017, the CFSI de-listed a number of smelters; additional discussion is presented in Section 3.3, second paragraph, of this CMR.
For Microchip’s Category B, Category C, and Category D products Microchip continued and expanded its engagement with the second and third tier discrete component and peripheral equipment suppliers using the CFSI CMRT and educational materials. We continue to encounter circumstances where the manufacturer of the discrete component declined to provide a completed CMRT because we are not their direct customer - our contract manufacturers are their direct customer but the contract manufacturers are not responsible for specifying the discrete components.
3.2.4    Grievance Mechanism
Microchip has grievance mechanisms whereby employees, suppliers, and others can report suspected non-compliance with legal requirements and suspected non-compliance with Microchip's Code of Business Conduct & Ethics.
Our Code of Business Conduct & Ethics policy (HR-690), Compliance with Laws policy (HR-685) and Reporting Legal Non-Compliance policy (HR-675) include complaint procedures. These policies are publicly available at http://www.microchip.com/about-us/corporate-responsibility/ethics-conduct.
3.2.5    Maintain Records
Microchip has developed a process for collecting and retaining RCOI and due diligence documentation that was directed, controlled, and archived by the conflict minerals team.

3.3    Identify and Assess Risk in the Supply Chain
Because of our size, the complexity of our products, and the depth, breadth, and evolution of our supply chain, it can be difficult to identify suppliers upstream from our first tier (direct) suppliers. Accordingly, we identify direct suppliers that supply products to us that may contain conflict minerals. We pursue smelter identification using the CFSI CMRT. We leverage our membership in the CFSI as an integral part of our supply chain identification and due diligence and risk assessment processes.
Continuing in the reporting year we successfully removed smelters from our Category A products' supply chain that were not cooperating with the CFSI CFSP. During 2016 and extending into early 2017, the CFSI removed numerous smelters from their “compliant” smelter list. Most of these smelters had ceased operations, at least temporarily. Because these smelters were CFSI “compliant” before leaving the market and our due diligence indicated no risk of irresponsible sourcing within the Covered Countries, Microchip did not need to take removal action against these smelters; all would naturally attenuate out of our Category A products’ supply chain during our 2017 RCOI. However, looking ahead to our 2017 CMR, allegations of improper gold trade in South America were made against another CFSI-delisted smelter. In 2017 Microchip did pursue removal action against this formerly CFSI-compliant smelter reported to be in Microchip’s Category A products’ supply chain. All CFSI-delisted smelters were added to Microchip’s Prohibited Smelter List which we provided to all suppliers during our annual RCOIs.
Sudan Gold Refining (CID002580), a state-owned gold refinery, was reported for the first time this year in our Category B, Category C, and Category D products’ supply chain by a small number of suppliers. This smelter was not reported in Microchip’s Category A products, integrated circuits. This smelter may present a risk of irresponsible sourcing within the Covered Countries. Microchip promptly engaged its Category B, Category C, and Category D supply chain to remove this smelter. Most suppliers voluntarily removed them from their supply chain and provided validation in the form of a revised CMRT; however, two suppliers have not yet responded. Microchip continues to press these two suppliers to remove this smelter and may replace the non-cooperating component manufacturers.
3.4    Design and Implement a Strategy to Respond to Risks
We believe that understanding smelter sourcing practices is the best method that can eventually lead to certain determination of a product's conflict status. To that end, Microchip is a member of the CFSI. We review the lists of smelters reported by our supply chain against the CFSI CFSP "compliant" smelter lists, their "active" smelter lists, and the TI-CMC "active" smelter list (TI-CMC Category A, Members Progressing Toward CFSP Validation).

We plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the Covered Countries to seek to establish an acceptable alternative source of 3TG that does not support such conflict. We also encourage smelters reported by our supply chain and for which we can locate viable contact information to voluntarily participate in the CFSI CFSP or similar sourcing audit programs leading to recognition by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols.

3.5	Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
We do not typically have a direct relationship with 3TG smelters and refiners, and do not perform or direct audits of these entities within our supply chain. During the reporting year, Microchip purchased gold bond wire directly from two large gold refiners; each of these gold refiners is recognized by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols. We support responsible minerals sourcing audits through membership in the CFSI.
3.6    Report on Supply Chain Due Diligence
In addition to this CMR, we communicate our conflict minerals activities in our annual Sustainability Report and in our conflict minerals sourcing policy. All are available on our company website at www.microchip.com.
The information on our website is not incorporated into this CMR.
4.    DUE DILIGENCE RESULTS
4.1    Request Information
We conducted a Reasonable Country of Origin Inquiry (“RCOI”) of those suppliers described above using the CFSI CMRT. The CFSI CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners that provide 3TG to a company's supply chain.
4.2    Summary Results for All Product Categories
Based on RCOI information provided by suppliers in Microchip's supply chains, our own due diligence efforts, and due diligence provided by our consultant, the facilities that may have processed the 3TG in Microchip's Category A products include those listed in Table 3, and that may have processed the 3TG in Microchip's Category B, Category C, and Category D products include those listed in Table 4.

Based on our due diligence efforts, Microchip does not have sufficient information to conclusively determine the countries of origin for the 3TG in our products. Based on information provided by Microchip's suppliers, our due diligence consultant, the CFSI and others, Microchip believes that the countries of origin for the 3TG in our products include the countries listed in Table 5.
While we identified 26 smelters for Category A products that use exclusively scrap or recycled sources of 3TG, we determined that no correlation can be made to any specific Microchip Category A product type, technology family, or part number. No Microchip Category A product is made exclusively with 3TG sourced exclusively from scrap or recycled sources.
While we identified 46 smelters for Category B, Category C, and Category D products that use exclusively scrap or recycled sources of 3TG, we determined that no correlation can be made to any specific Microchip Category B, Category C, and Category D product types, technology families, or part number. No Microchip Category B, Category C, and Category D product is made exclusively with 3TG sourced exclusively from scrap or recycled sources.
Microchip's independent due diligence produced information suggesting 26 reported smelters for Category A products either are known to source from the Covered Countries or there is reason to believe may or could source from the Covered Countries based upon business relationships. Each of these smelters is recognized by the CFSI CFSP to be compliant with the organization’s responsible minerals sourcing protocols and is listed on the CFSI CFSP “compliant” smelter lists.
Microchip's independent due diligence produced information suggesting 49 reported smelters for Category B, Category C, and Category D products either are known to source from the Covered Countries or there is reason to believe may or could source from the Covered Countries based upon business relationships. Each of these smelters is recognized as by the CFSI CFSP to be compliant with the organization’s responsible minerals sourcing protocols and is listed on the CFSI CFSP “compliant” smelter lists. For the 37 smelters reported to be in the supply chain for Category B, Category C, and Category D products that were neither recognized by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols and listed on the CFSI CFSP “compliant” smelter lists nor the organization’s "active" smelter lists, or the TI-CMC "active" smelter list (TI-CMC Category A Members Progressing Toward CFSP Validation), Microchip performed additional due diligence. The review criteria include a determination of the geographic location, whether there is a known, actively mined, and economically viable reserve of 3TG in the area, whether there is positive evidence of responsible and/or irresponsible sourcing, whether there is contrary evidence of responsible sourcing - all from publicly available sources, the smelters’ websites, the UN Group of Experts, NGOs, and the CFSI and similar organizations, and from our due diligence consultant’s communication with certain smelters. From this due diligence review Microchip concludes:

•
Among the 37 smelters, geographical locations were consistent with highly mineralized regions. There was one finding during our due diligence of possible irresponsible mineral sourcing in or by Sudan. For the remaining 36 smelters there was no evidence of irresponsible sourcing.

4.3    Efforts to Determine Mine or Location of Origin
We have determined that participation in CFSI, requesting our suppliers complete the CFSI CMRT, and retaining a third-party due diligence consultant in the reporting year are reasonable ways to determine the mines or countries of origin of the 3TG in our supply chain.
4.4    Smelters or Refiners
4.4.1    Category A
Microchip does not source 3TG directly from the Covered Countries, and Microchip typically does not source 3TG directly from smelters or refiners. The exception is gold bond wire. In this reporting year, Microchip purchased gold bond wire directly from two large refiners, each of which is recognized by the CFSI CFSP as compliant with the organization’s responsible minerals sourcing protocols and is listed on the CFSI CFSP “compliant” smelter lists.
Based on RCOI information provided by suppliers in Microchip’s supply chains, our own due diligence efforts, and due diligence provided by our consultant, the facilities that may have processed the 3TG in Microchip’s Category A products include those listed in Table 3, and that may have processed the 3TG in Microchip’s Category B, Category C, and Category D products include those listed in Table 4.
5.    STEPS TO BE TAKEN TO MITIGATE RISK
We intend to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

a.
Continue to work with the CFSI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.

b.	Consolidate RCOI and due diligence practices and activities into a conflict minerals management system.

c.	Continue to retain a third-party due diligence consultant experienced with smelter sourcing research and direct smelter engagement.

d.	Conduct annual reporting year RCOI for Category A products using the CFSI CMRT.

e.
Conduct annual reporting year RCOI for Category B, Category C, and Category D products using CFSI CMRT. Microchip will communicate its expectation that suppliers for Category B, Category C, and Category D products begin to remove uncooperative smelters, and smelters that are not actively participating with the CFSI CFSP, or similar sourcing programs from the products they provide to Microchip through Microchip's contract manufacturers.

f.	Develop supplier engagement strategies that may improve the RCOI response rate for Category B, Category C, and Category D suppliers where Microchip is a second tier customer or lower.

g.	Through our efforts, or those of our due diligence consultant, engage with selected smelters to encourage participation with the CFSI CFSP responsible minerals sourcing audits.

h.
Continue to remove smelters from our Category A supply chain that become uncooperative with the CFSI CFSP, or who were at one time, voluntarily participating with the CFSI CFSP responsible minerals sourcing audit program or similar programs but who have fallen off the CFSI CFSP "active" smelter lists or their “compliant” smelter lists unless the CFSI places the smelter into its “smelters undergoing extended corrective action” category. Microchip will review the business need for a smelter in this category and may, depending on the cause for removal and the nature and content of affirmative commitments made by the affected smelter, choose to retain the smelter in its supply chain.

i.	Engage with direct suppliers found to be supplying us with 3TG from sources that support conflict in any Covered Country to seek to establish an acceptable alternative source of 3TG.

j.
As validation programs mature and the pool of validated CFSI CFSP “compliant” smelters and refiners becomes more viable, expand our expectation that our suppliers source 3TG from smelters and refiners that are recognized by the CFSI CFSP to be compliant with the organizations responsible minerals sourcing protocols and include a conflict minerals flow-down clause in new and renewed supplier contracts.

TABLE 3

Category A Products
Smelters Reported to be in Supply Chain

The RCOI producing this data was completed principally by September 9, 2016. 100% of supply chain reported.

Metal	Standard Smelter Name	Smelter Country
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan

Metal	Standard Smelter Name	Smelter Country
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PAMP S.A.	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg (*)	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Country
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	China Tin Group Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia

Metal	Standard Smelter Name	Smelter Country
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Huntsville	United States
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Metal	Standard Smelter Name	Smelter Country
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

TABLE 4

Category B, Category C, and Category D Products
Smelters Reported to be in Supply Chain

The RCOI producing this data began May 31, 2016, and continued through February 9, 2017. The smelter set below was derived primarily by December 16, 2016, with periodic revision based upon validation due diligence through February 9, 2017. Approximately 66% of supply chain reported.

Metal	Standard Smelter Name	Smelter Country
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Korea (Republic Of)
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea (Republic Of)
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Country
Gold	Geib Refining Corporation	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ Co., Ltd.	Korea (Republic Of)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea (Republic Of)
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea (Republic Of)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India

Metal	Standard Smelter Name	Smelter Country
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea (Republic Of)
Gold	Samwon Metals Corp.	Korea (Republic Of)
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan

Metal	Standard Smelter Name	Smelter Country
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea (Republic Of)
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil

Metal	Standard Smelter Name	Smelter Country
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Power Resources Ltd.	Macedonia (The Former Yugoslav Republic Of)
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tin	Alpha	United States
Tin	An Thai Minerals Co., Ltd.	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Country
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia

Metal	Standard Smelter Name	Smelter Country
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Metal	Standard Smelter Name	Smelter Country
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic Of)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

TABLE 5
Countries of Origin

Australia	Netherlands
Austria	New Zealand
Belgium	Papua New Guinea
Bolivia	Peru
Brazil	Philippines
Burma	Poland
Burundi	Russia
Cambodia	Russian Federation
Canada	Rwanda
China	Saudi Arabia
Czech Republic	Singapore
Democratic Republic of Congo	South Africa
Estonia	Spain
France	Sudan (*)
Germany	Sweden
India	Switzerland
Indonesia	Taiwan, Province Of China
Italy	Tajikistan
Japan	Tanzania
Kazakhstan	Thailand
Korea (Republic Of)	Turkey
Kyrgyzstan	United Arab Emirates
Laos	United States
Macedonia (The Former Yugoslav Republic Of)	Uzbekistan
Malaysia	Vietnam
Mexico	Zimbabwe

(*) Please refer to Section 3.3, second paragraph, of this Conflict Minerals Report for discussion of due diligence and removal action taken against Sudan Gold Refinery, the only reported smelter in Sudan.

Caution Concerning Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the statements that we are working toward a goal to ensure our products are manufactured and/or sourced from socially responsible supply chains, that we plan to engage with any of our suppliers whom we have reason to believe are supplying us with 3TG from sources that support conflict in the DRC and the steps set forth in Section 5 that we intend to take to improve the due diligence conducted. We also use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. All forward-looking statements involve risk and uncertainty. Our actual results could differ materially from the results anticipated in these forward-looking statements for a number of reasons including changes in our supply chain, our ability or inability to obtain an adequate supply of materials from current or alternative suppliers and the cost of such materials, the level of cooperation we receive from our suppliers with respect to our further due diligence, changes in regulations in the U.S. or other countries (including the Covered Countries), or changes in political or economic conditions in the U.S. or other countries (including the Covered Countries). For a detailed discussion of these and other risk factors, please refer to Microchip's filings on forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on these forward-looking statements. We disclaim any obligation to update information contained in any forward-looking statement.